Exhibit 99.1

Travelport

Executing Strategic Growth

— Second Quarter 2013 Results —

Atlanta, GA, August 7, 2013 — Travelport Limited, a leading distribution services and e-commerce provider for the global travel industry, today announces its financial results for the second quarter ended June 30, 2013.

Commenting on developments, Gordon Wilson, President and CEO of Travelport, said:

“Our second quarter and first half 2013 results clearly demonstrate the momentum we have built around our new product innovation, successful delivery in all areas of our growth strategy and positive engagement with all of our customers. I am also pleased to report a solid future pipeline of industry interest and support for Travelport’s renewed and reinvigorated proposition.”

Highlights

•	Adjusted EBITDA increased 5% for the second quarter 2013 and 5% year to date 2013*

•	Net Revenue increased 7% for the second quarter 2013 and 5% year to date 2013*

•	Signed new long-term full content agreement with Delta Airlines

•	Implemented two further low cost carriers, Jet2.com and Norwegian, on our merchandising platform, continuing our momentum

•	Completed the refinancing of our first lien credit agreement in June 2013, having successfully executed a comprehensive refinancing, including our senior notes, in April 2013

*	Excluding the loss of the Master Services Agreement with United Airlines

Financial Highlights

In connection with the refinancing of our first lien credit agreement in June 2013, we amended our definition of Adjusted EBITDA to exclude the amortization of Customer Loyalty Payments. As a result, we have revised our reported Adjusted EBITDA for all periods presented to exclude the amortization of Customer Loyalty Payments.

Second Quarter 2013

					Excluding MSA
(in $ millions)	Q2 2013	Q2 2012	$ Change	% Change	$ Change	% Change
Net Revenue	537	506	31	6	33	7
Operating Income	56	63	(7)	(11)	(5)	(8)
EBITDA	105	119	(14)	(12)	(12)	(10)
Adjusted EBITDA	139	135	4	3	6	5

Travelport’s Net Revenue of $537 million for the second quarter of 2013 was $31 million (6%) higher than the second quarter of 2012 and Adjusted EBITDA was $4 million (3%) higher.

The Master Services Agreement (“MSA”) with United Airlines contributed approximately $2 million to the Net Revenue, Operating Income, EBITDA and Adjusted EBITDA for second quarter 2012. Excluding the impact of the MSA, Net Revenue increased $33 million (7%) and Adjusted EBITDA increased $6 million (5%), compared to 2012.

Travelport RevPas increased by 3% to $5.51.

As noted above, Adjusted EBITDA now excludes the amortization of Customer Loyalty Payments of $15 million for each of the second quarters of 2013 and 2012.

YTD 2013

					Excluding MSA
(in $ millions)	YTD 2013	YTD 2012	$ Change	% Change	$ Change	% Change
Net Revenue	1,085	1,056	29	3	56	5
Operating Income	125	129	(4)	(3)	17	15
EBITDA	226	242	(16)	(7)	5	2
Adjusted EBITDA	280	291	(11)	(4)	12	5

Travelport’s Net Revenue of $1,085 million on a year to date basis for 2013 was $29 million (3%) higher than 2012 and Adjusted EBITDA was $11 million (4%) lower.

The MSA with United Airlines contributed approximately $27 million to the Net Revenue and $21 million to the Operating Income and EBITDA and $23 million to the Adjusted EBITDA on a year to date basis in 2012. Excluding the impact of the MSA, Net Revenue increased $56 million (5%) and Adjusted EBITDA increased $12 million (5%), compared to 2012.

Travelport RevPas increased by 5% to $5.45.

As noted above, Adjusted EBITDA now excludes the amortization of Customer Loyalty Payments of $29 million and $31 million on a year to date basis for 2013 and 2012, respectively.

In June 2013, the Company completed the refinancing of its first lien credit agreement. In April 2013, the Company completed its previously announced comprehensive refinancing, including its senior notes.

Interest costs of $174 million year to date were $30 million higher for 2013 due to $21 million of financing costs incurred in relation to the debt refinancings in April and June 2013 and a $9 million increase due to higher interest rates.

Travelport’s net debt was $3,327 million as of June 30, 2013, which comprised debt of $3,537 million less $117 million in cash and cash equivalents and less $93 million of cash held as collateral.

Travelport generated $12 million in net cash from operating activities for the six months ended June 30, 2013 compared to $128 million for the six months ended June 30, 2012. The decrease is a result of higher interest payments and fluctuation in operating working capital.

Conference Call

The Company’s second quarter 2013 earnings conference call will be held on August 7, 2013, beginning at 11:00 a.m. (EDT). Details for this conference call, as well as the earnings presentation, are available through the Investor Center section of the Company’s website (www.travelport.com/investors/Financial-Calendar), where pre-registration for the call is required.

A recording of the call will be made available within 24 hours in the Financial/Operating Data section of the Investor Center on the Company’s website.

About Travelport

Travelport Limited is a leading distribution services and e-commerce provider for the global travel industry.

With a presence in over 170 countries, approximately 3,500 employees and 2012 net revenue of more than $2.0 billion, Travelport is comprised of the global distribution system (GDS) business, which includes the Galileo and Worldspan brands and its Airline IT Solutions business and a majority in a joint venture in eNett.

Headquartered in Atlanta, Georgia, Travelport is a privately-owned company.

Investor Contact

Julian Walker

Head of Corporate Communications and Investor Relations

+44 (0)1753 288 210

julian.walker@travelport.com

Media Contacts

Kate Aldridge

Senior Director, Corporate Communications, EMEA and APAC

+44 (0)1753 328 8720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 753 3110

jill.brenner@travelport.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies and the economic conditions in the eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams, including our universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in $ millions)	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net revenue	537	506	1,085	1,056

Costs and expenses
Cost of revenue	326	301	659	623
Selling, general and administrative	106	86	200	191
Depreciation and amortization	49	56	101	113

Total costs and expenses	481	443	960	927

Operating income	56	63	125	129
Interest expense, net	(104)	(77)	(174)	(144)
Loss on early extinguishment of debt	(49)	—	(49)	—

Loss before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	(97)	(14)	(98)	(15)

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in $ millions)	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	117	110
Accounts receivable (net of allowances for doubtful accounts of $18 and $16)	214	150
Deferred income taxes	2	2
Other current assets	196	170

Total current assets	529	432
Property and equipment, net	401	416
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	681	717
Cash held as collateral	93	137
Non-current deferred income taxes	6	6
Other non-current assets	123	150

Total assets	3,133	3,158

Liabilities and equity
Current liabilities:
Accounts payable	59	74
Accrued expenses and other current liabilities	562	537
Deferred income taxes	38	38
Current portion of long-term debt	36	38

Total current liabilities	695	687
Long-term debt	3,501	3,392
Deferred income taxes	8	7
Other non-current liabilities	271	274

Total liabilities	4,475	4,360

Shareholders’ equity:
Common shares ($1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding)	—	—
Additional paid in capital	689	718
Accumulated deficit	(1,862)	(1,747)
Accumulated other comprehensive loss	(187)	(189)

Total shareholders’ equity	(1,360)	(1,218)
Equity attributable to non-controlling interest in subsidiaries	18	16

Total equity	(1,342)	(1,202)

Total liabilities and equity	3,133	3,158

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Operating Income

	Three Months Ended June 30,
	2013	2012
Travelport Adjusted EBITDA	139	135
Less adjustments:
Amortization of Customer Loyalty Payments	(15)	(15)
Corporate costs	(3)	(3)
Equity-based compensation	(2)	—
Litigation and related costs	(2)	(7)
Other	(12)	9

Total Adjustments	(34)	(16)

EBITDA	105	119
Less: Depreciation and amortization	(49)	(56)

Operating income	56	63

Reconciliation of Travelport Adjusted EBITDA to Operating Income

	Six Months Ended June 30,
	2013	2012
Travelport Adjusted EBITDA	280	291
Less adjustments:
Amortization of Customer Loyalty Payments	(29)	(31)
Corporate costs	(4)	(6)
Equity-based compensation	(2)	(2)
Litigation and related costs	(12)	(13)
Other	(7)	3

Total Adjustments	(54)	(49)

EBITDA	226	242
Less: Depreciation and amortization	(101)	(113)

Operating income	125	129

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Travelport Adjusted EBITDA to Net Cash Provided by Operating Activities and Unlevered Free Cash Flow

	Six Months Ended June 30,
	2013	2012
Travelport Adjusted EBITDA	280	291
Less:
Interest payments	(145)	(116)
Tax payments	(13)	(4)
Changes in operating working capital	(34)	28
Customer Loyalty Payments	(36)	(27)
Defined benefit pension plan funding	—	(5)
Other adjusting items (*)	(40)	(39)

Net cash provided by operating activities	12	128
Add back interest paid	145	116
Less: Capital expenditures on property and equipment additions	(46)	(32)
Less: Repayment of capital lease obligations	(8)	(7)

Unlevered free cash flow	103	205

(*)	Other adjusting items relate to payments for costs included within operating income but excluded from Travelport Adjusted EBITDA. These include (i) $17 million and $9 million of corporate costs payments during the six months ended June 30, 2013 and 2012, respectively, (ii) $23 million and $8 million of litigation and related costs payments for the six months ended June 30, 2013 and 2012, respectively, and (iii) a $14 million payment related to a historical dispute related to a now terminated arrangement with a former distributor in the Middle East during the six months ended June 30, 2012.

TRAVELPORT LIMITED

OPERATING STATISTICS AND DEFINITIONS

(unaudited)

	Three Months Ended June 30,
	2013	2012	Change	% Change
Segments (in millions)
Americas	44	43	1	1.2
Europe	21	20	1	7.2
Asia Pacific	14	14	—	2.4
Middle East and Africa	10	10	—	0.2

Total Segments	89	87	2	2.7

RevPas	$5.51	$5.34	$0.17	3.3%

	Six Months Ended June 30,				Excluding MSA
	2013	2012	Change	% Change	Change	% Change
Segments (in millions)
Americas	89	92	(3)	(3.0)	(1)	(0.6)
Europe	46	44	2	5.3	2	5.3
Asia Pacific	29	29	—	(0.1)	—	(0.1)
Middle East and Africa	20	20	—	(1.4)	—	(1.4)

Total Segments	184	185	(1)	(0.4)	1	0.8

RevPas	$5.45	$5.21	$0.24	4.7%

Definitions:

RevPas: transaction processing revenue divided by the number of reported segments.

Customer Loyalty Payments: development advance payments that are made with the objective of increasing the number of clients or improving customer loyalty with travel agents or travel providers. The amortization of such payments is excluded from Adjusted EBITDA under the terms of our senior secured credit agreement and our second lien credit agreement.

Unlevered free cash flow: is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operating activities adjusted to exclude cash interest payments and include capital expenditures and capital lease repayments. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet current and future financing and investing needs.

Travelport Adjusted EBITDA: is a non-GAAP financial measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and will be used by the Board of Directors to determine incentive compensation for future periods. Capital expenditures, which impact depreciation and amortization, Customer Loyalty Payments, interest expense and income tax expense, are reviewed separately by management. Travelport Adjusted EBITDA is disclosed so investors have the same tools available to management when evaluating the results of Travelport. Travelport Adjusted EBITDA is defined as EBITDA adjusted to exclude items we believe potentially restrict our ability to assess the results of our underlying business. Travelport Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under the covenants contained in our credit agreements. These ratios use a number which is broadly computed from Travelport Adjusted EBITDA for the last twelve months and consolidated net debt, as at the balance sheet date and are known as the Total Leverage Ratio and Senior Secured Leverage Ratio. Travelport is currently in compliance with all of its financial covenants. A breach of these covenants could result in a default under the senior secured credit agreement, second lien credit agreement and the indentures governing the notes.

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Adjusted EBITDA under previous definition to Adjusted EBITDA as defined by the first and second lien credit agreements amended in June 2013 with United MSA:

	Q1 2013	Q2 2013
Adjusted EBITDA under previous definition	127	124
Amortization of Customer Loyalty Payments	14	15

Adjusted EBITDA	141	139

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Adjusted EBITDA under previous definition	140	120	106	89	455
Amortization of Customer Loyalty Payments	16	15	17	14	62

Adjusted EBITDA	156	135	123	103	517
United MSA	(19)	(2)	—	—	(21)
Amortization of United Customer Loyalty Payments	(2)	—	—	—	(2)

Adjusted EBITDA Excluding United MSA	135	133	123	103	494

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011
Adjusted EBITDA under previous definition	147	136	118	106	507
Amortization of Customer Loyalty Payments	19	19	18	18	74

Adjusted EBITDA	166	155	136	124	581
United MSA	(17)	(18)	(17)	(19)	(71)
Amortization of United Customer Loyalty Payments	(3)	(2)	(2)	(2)	(9)

Adjusted EBITDA Excluding United MSA	146	135	117	103	501